UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549
SCHEDULE 14C
INFORMATION STATEMENT PURSUANT TO SECTION 14(c) OF THE
 SECURITIES EXCHANGE ACT OF 1934
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CBS CORPORATION
 (Name of Registrant as Specified In Its Charter)
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NOTICE OF PURPORTED ACTIONS TAKEN BY WRITTEN CONSENT BY HOLDERS OF
NOT LESS THAN A MAJORITY OF THE AGGREGATE VOTING POWER
 OF ALL OUTSTANDING SHARES OF CAPITAL STOCK OF CBS CORPORATION
Dear CBS Corporation Stockholders:
The enclosed information statement (the "Information Statement") is being distributed to the holders of record as of the close of business on May 16, 2018 (the "Record Date") of the voting Class A Common Stock and the non-voting Class B Common Stock of CBS Corporation, a Delaware corporation (the "Company").
The purpose of the Information Statement is to inform you of purported actions taken by holders of a majority of the Company's voting power to amend the Company's Amended and Restated Bylaws (the "Bylaws").  On May 16, 2018, each of National Amusements, Inc., a Maryland corporation ("NAI"), and its wholly owned subsidiary NAI Entertainment Holdings LLC, a Delaware limited liability company ("NAIEH"), delivered to the Company a written consent (together, the "Written Consents") purporting to immediately effect certain amendments to the Bylaws (the "Purported Bylaw Amendments").  As of March 31, 2018, NAI and NAIEH together owned approximately 79.7% of the Company's voting Class A Common Stock outstanding, and owned approximately 10.3% of the Company's Class A Common Stock and non-voting Class B Common Stock outstanding on a combined basis.
 The Purported Bylaw Amendments, if valid and upon becoming effective, would (1) change the vote required and otherwise restrict the ability of the Company's Board of Directors to declare and pay any dividend upon the capital stock of the Company, (2) change the vote required and otherwise restrict the ability of the Company's Board of Directors to adopt, amend, alter, change or repeal any provisions of the Bylaws and (3) modify, in certain respects, the Company's existing bylaw provision providing that the Court of Chancery of the State of Delaware is the exclusive jurisdiction for certain types of corporate litigation.  The full text of the Purported Bylaw Amendments is set forth in Exhibit A to the Information Statement.
The Company is challenging the Purported Bylaw Amendments, as described in the Information Statement.  The Company is furnishing the Information Statement to stockholders pursuant to Regulation 14C and Rule 14c-2 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), in order to provide stockholders with required information regarding the Purported Bylaw Amendments at least 20 calendar days prior to the earliest date on which such corporate action may be taken.
The Company believes that the Purported Bylaw Amendments are invalid under Delaware law and the Purported Bylaw Amendments cannot become effective under controlling federal law and SEC rules until 20 days after the Information Statement is distributed to stockholders even if they were valid.  For each of these independent reasons, the Company believes that the determination by the Company's Board of Directors on May 17, 2018 to declare a pro rata dividend of 0.5687 of a share of Class A Common Stock for each share of the Company's Class A Common Stock and Class B Common Stock to stockholders of record as of the close of business on the Record Date, contingent on Delaware court approval, was not subject to the Purported Bylaw Amendments.
If the Written Consents are valid, (1) the Information Statement, when mailed to stockholders, would constitute the notice required under Section 228(e) of the General Corporation Law of the State of Delaware (the "DGCL"); and (2) the Written Consents would constitute the only stockholder approval required to approve the Purported Bylaw Amendments under the DGCL, the Company's Amended and Restated Certificate of Incorporation and its Bylaws.  The Company's Board of Directors was not notified of the intended delivery of the Written Consents or the Purported Bylaw Amendments before the Written Consents were delivered to the Company on May 16, 2018.  The Company's Board of Directors is not soliciting your consent or your proxy in connection with the Purported Bylaw Amendments and no consents or proxies are being requested from stockholders.
THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS, AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.  THIS INFORMATION STATEMENT IS BEING FURNISHED TO YOU SOLELY FOR THE PURPOSE OF INFORMING STOCKHOLDERS OF THE MATTERS DESCRIBED HEREIN PURSUANT TO SECTION 14(c) OF THE EXCHANGE ACT AND THE REGULATIONS PROMULGATED THEREUNDER, INCLUDING REGULATION 14C.
WE ARE NOT ASKING YOU FOR A CONSENT OR PROXY AND YOU ARE REQUESTED NOT TO SEND US A CONSENT OR PROXY.
LAWRENCE P. TU
 Senior Executive Vice President and Chief Legal Officer
[          ●          ], 2018

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A CONSENT OR PROXY AND
 YOU ARE REQUESTED NOT TO SEND US A CONSENT OR PROXY.
PURPOSE OF INFORMATION STATEMENT
This Information Statement advises stockholders of CBS Corporation (the "Company") of purported actions taken by holders of a majority of the Company's voting power to amend the Company's Amended and Restated Bylaws (the "Bylaws").  On May 16, 2018 (the "Record Date"), each of National Amusements, Inc., a Maryland corporation ("NAI"), and its wholly owned subsidiary NAI Entertainment Holdings LLC, a Delaware limited liability company ("NAIEH"), delivered to the Company a written consent (together, the "Written Consents") purporting to immediately effect certain amendments to the Bylaws (the "Purported Bylaw Amendments").  As of March 31, 2018, NAI and NAIEH together owned approximately 79.7% of the Company's voting Class A Common Stock outstanding, and owned approximately 10.3% of the Company's Class A Common Stock and non-voting Class B Common Stock outstanding on a combined basis.
GENERAL OVERVIEW OF ACTIONS
On the Record Date, NAI and NAIEH delivered to the Company the Purported Bylaw Amendments.
Upon becoming effective, the Purported Bylaw Amendments, if valid, would:
•
change the vote required and otherwise restrict the ability of the Board of Directors of the Company (the "Board") to declare and pay any dividend upon the capital stock of the Company by requiring that, in connection with the Board's declaration of any such dividend, the following new procedures be followed: (1) the directors, at any meeting, must adopt a resolution recommending the dividend by the affirmative vote of at least 90% of the directors then in office; and (2) if such resolution recommending the proposed dividend is approved by the required vote, the dividend may be approved and declared by the directors at a second meeting (and not before such second meeting), held, on notice to all directors, not earlier than 20 business days after the meeting at which the resolution recommending the dividend was passed, by the affirmative vote of at least 90% of the directors then in office, except that a dividend may be declared without the need for such a second meeting if and only if the dividend is approved and declared at any meeting by the affirmative vote of all the directors then in office;

•
change the vote required and otherwise restrict the ability of the Board to adopt, amend, alter, change or repeal any provisions of the Bylaws (a "bylaw amendment") by requiring that, in connection with the Board's approval of any bylaw amendment, the following new procedures be followed: (1) the directors, at any meeting, must adopt a resolution recommending the bylaw amendment by the affirmative vote of at least 90% of the directors then in office; and (2) if such resolution recommending the proposed bylaw amendment is approved by the required vote, the bylaw amendment may be approved by the directors at a second meeting (and not before such second meeting), held, on notice to all directors, not earlier than 20 business days after the meeting at which the resolution recommending the bylaw amendment was passed, by the affirmative vote of at least 90% of the directors then in office, except that a bylaw amendment may be approved by the directors without the need for such a second meeting if and only if the bylaw amendment is approved at any meeting by the affirmative vote of all the directors then in office; and

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•
modify the Company's existing bylaw provision providing that the Court of Chancery of the State of Delaware is the exclusive jurisdiction for certain types of corporate litigation, including by (1) adding that this exclusive forum provision will apply to actions or proceedings to interpret, apply, enforce or determine the validity of any provision of the Company's Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") or the Bylaws or to determine the result of any vote or action by written consent of stockholders; and (2) limiting the Company's ability to consent to the selection of an alternative forum by providing that only the Board may consent to the selection of an alternative forum by the affirmative vote of all the directors then in office.

The foregoing summary is qualified in its entirety by reference to the full text of each Written Consent, (each Written Consent is identical to the other) and is attached to this Information Statement as Exhibit A.
VOTES REQUIRED
Pursuant to the Company's Certificate of Incorporation, holders of the Company's Class A Common Stock are entitled to one vote per share of Class A Common Stock.  Holders of the Company's Class B Common Stock are not entitled to vote, except as otherwise required by law.
Section 228 of the General Corporation Law of the State of Delaware (the "DGCL") and Article II, Section 11 of the Bylaws provide that stockholders of the Company may act by written consent without a meeting if such stockholders hold the number of shares representing not less than the minimum number of votes that would be necessary to authorize or take such actions at a meeting at which all shares entitled to vote thereon were present and voted.  Article X of the Bylaws provides that the affirmative vote of not less than a majority of the aggregate voting power of all outstanding shares of capital stock of the Company then entitled to vote generally in an election of directors, voting together as a single class, shall be required for the stockholders of the Company to amend, alter, change, repeal or adopt any bylaws of the Company.  Accordingly, approval of the Purported Bylaw Amendments would require the affirmative vote of a majority of the issued and outstanding shares of the Company's Class A Common Stock.
As of the close of business on the Record Date, 37,507,617 shares of the Company's Class A Common Stock were outstanding, and each of those shares was entitled to one vote.  Shares of the Company's Class B Common Stock are not entitled to vote.  As of the close of business on the Record Date, NAI and NAIEH together owned 29,882,599 shares of the Company's Class A Common Stock, representing approximately 79.7% of the Company's outstanding Class A Common Stock.  Of those shares, 22,386,770 shares, representing approximately 59.7% of the Company's outstanding Class A Common Stock, are represented by the Written Consents.
Mr. Sumner M. Redstone, the controlling stockholder, Chairman of the Board of Directors and Chief Executive Officer of NAI, is the Chairman Emeritus of the Company and the Chairman Emeritus of Viacom Inc.  In addition, Ms. Shari Redstone, Mr. Sumner M. Redstone's daughter, is the President and a director of NAI and the Vice Chair of the Board of Directors of each of the Company and Viacom Inc.  Mr. David R. Andelman is a director of the Company and serves as a director of NAI.  NAI is controlled by Mr. Sumner M. Redstone through the Sumner M. Redstone National Amusements Trust (the "SMR Trust"), which owns 80% of the voting interest of NAI, and such voting interest of NAI held by the SMR Trust will be voted solely by Mr. Sumner M. Redstone until his incapacity or death.  No member of the Company's management is a trustee of the SMR Trust.
LITIGATION INVOLVING THE COMPANY AND NATIONAL AMUSEMENTS, INC.
On May 14, 2018, the Company and certain of the Company's independent directors filed a lawsuit in the Delaware Court of Chancery against NAI, Ms. Shari Redstone, Mr. Sumner M. Redstone, NAIEH and the SMR Trust.  The verified complaint alleged, among other things, that NAI, Mr. Sumner M. Redstone and Ms. Shari Redstone had breached their fiduciary duties to the Company's stockholders by abusing their control to threaten the independent corporate governance of the Company, and NAIEH and the SMR Trust had aided and abetted those breaches of fiduciary duty.  On May 17, 2018, the Court denied the Company's motion for a temporary restraining order against NAI, Mr. Sumner M. Redstone, Ms. Shari Redstone, NAIEH and the SMR Trust.
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On May 23, 2018, the Company and certain of the Company's independent directors filed an amended verified complaint in the above matter.  The amended verified complaint alleges, among other things, that (1) NAI, NAIEH, Mr. Sumner M. Redstone, Ms. Shari Redstone and the SMR Trust form a controlling stockholder group and have breached their fiduciary duties to the Company's stockholders by abusing their control to threaten the independent corporate governance of the Company; and (2) the Purported Bylaw Amendments are invalid or were ineffective as of May 17, 2018.  The amended verified complaint seeks (a) a declaration that the stock dividend declared by the Board on May 17, 2018 is valid and permissible; (b) a declaration that the Purported Bylaw Amendments are invalid or were ineffective as of May 17, 2018; and (c) an injunction against any action by NAI, Mr. Sumner M. Redstone, Ms. Shari Redstone, NAIEH or the SMR Trust to interfere with the composition of the Board or to modify the Company's governance documents before the issuance of any shares pursuant to the stock dividend.
If the Written Consents are valid, such consents would constitute the only stockholder approval required to approve the Purported Bylaw Amendments under the DGCL, the Company's Certificate of Incorporation and its Bylaws.  Notwithstanding such approval, even if valid, the Purported Bylaw Amendments will not be effective under Rule 14c-2 until twenty (20) days after this Information Statement shall have been first sent or given to the Company's stockholders.
The Board was not notified of the intended delivery of the Written Consents or the Purported Bylaw Amendments before the Written Consents were delivered to the Company on May 16, 2018.  The Board is not soliciting your consent or your proxy in connection with the Purported Bylaw Amendments and no consents or proxies are being requested from stockholders.  This Information Statement is furnished solely for the purposes of advising stockholders of the Purported Bylaw Amendments as required by the DGCL and the Securities Exchange Act of 1934, as amended.
DISSENTERS' RIGHTS
Under the DGCL, holders of the Company's capital stock are not entitled to dissenters' rights of appraisal with respect to an amendment to the Bylaws.
DISTRIBUTION AND COSTS
We will pay the cost of preparing, printing and distributing this Information Statement.  Only one Information Statement will be delivered to multiple stockholders sharing an address, unless contrary instructions are received from one or more of such stockholders upon written request to the Company at 51 West 52nd Street, New York, NY 10019.  Also, we will promptly deliver a separate copy of this Information Statement and future stockholder communication documents to any stockholder at a shared address to which a single copy of this Information Statement was delivered, or deliver a single copy of this Information Statement and future stockholder communication documents to any stockholder or stockholders sharing an address to which multiple copies are now delivered, upon written request to the Company at 51 West 52nd Street, New York, NY 10019.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy and information statements and other information with the Securities and Exchange Commission ("SEC").  You may read and copy this information at the SEC's Public Reference Room, located at 100 F Street, N.E., Washington, D.C. 20549.  You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  You may also obtain copies of this information by mail from the SEC at the above address, at prescribed rates.  The SEC also maintains a website that contains reports, proxy and information statements and other information that we file electronically with the SEC.  The address of that website is www.sec.gov.  Stockholders can also obtain free copies of the Company's SEC filings through the "Investor Relations" section of the Company's website at www.cbscorporation.com. The information provided on the Company's website, other than copies of the documents listed or referenced above that have been or will be filed with the SEC, is not part of this Information Statement and therefore is not incorporated herein by reference. The Company's Class A Common Stock and Class B Common Stock are listed on the New York Stock Exchange. Information about us also is available at the New York Stock Exchange.

LAWRENCE P. TU
 Senior Executive Vice President and Chief Legal Officer
[          ●          ], 2018

4

EXHIBIT A
CBS CORPORATION
ACTION BY WRITTEN CONSENT OF STOCKHOLDER
WHEREAS:  Section 228 of the Delaware General Corporation Law (the "DGCL") and Article II, Section 11 of the Amended and Restated Bylaws (the "Bylaws") of CBS Corporation, a Delaware corporation (the "Company"), provide that stockholders of the Company may act by written consent without a meeting if such stockholders hold the number of shares representing not less than the minimum number of votes that would be necessary to authorize or take such actions at a meeting at which all shares entitled to vote thereon were present and voted;
WHEREAS:  Section 109(a) of the DGCL provides in relevant part that "the power to adopt, amend or repeal bylaws shall be in the stockholders entitled to vote" and the Amended and Restated Certificate of Incorporation of the Company contains no restrictions on the Company's stockholders' power to amend the Bylaws;
WHEREAS:  Article X of the Bylaws currently provides that "[i]n furtherance of and not in limitation of the powers conferred by statute, the board of directors of the Corporation from time to time may adopt, amend, alter, change or repeal the bylaws of the Corporation; provided, that any bylaws adopted, amended, altered, changed or repealed by the board of directors or the stockholders of the Corporation may be amended, altered, changed or repealed by the stockholders of the Corporation.  Notwithstanding any other provisions of the Amended and Restated Certificate of Incorporation of the Corporation or these bylaws (and notwithstanding the fact that a lesser percentage may be specified by law, the Amended and Restated Certificate of Incorporation or these bylaws), the affirmative vote of not less than a majority of the aggregate voting power of all outstanding shares of capital stock of the Corporation then entitled to vote generally in an election of directors, voting together as a single class, shall be required for the stockholders of the Corporation to amend, alter, change, repeal or adopt any bylaws of the Corporation[;]"
WHEREAS:  Article IX, Section 1 of the Bylaws currently provides that "[d]ividends upon the capital stock of the Corporation, subject to the provisions of the Amended and Restated Certificate of Incorporation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to law.  Dividends may be paid in cash, in property or in shares of the capital stock, subject to the provisions of any statute, the Amended and Restated Certificate of Incorporation and these bylaws[;]"
WHEREAS:  It is deemed necessary and desirable to amend the Bylaws to change the vote required and procedures applicable to approval by the board of directors of the Company (the "Board") of any dividend upon the capital stock of the Company;
WHEREAS:  It is deemed necessary and desirable to amend the Bylaws to change the vote required and procedures applicable to the approval required for the Board to adopt, amend, alter, change or repeal any provisions of the Bylaws; and
WHEREAS:  It is deemed necessary and desirable to amend Article VIII of the Bylaws (Forum For Adjudication of Disputes) in the manner set forth in the resolutions below.
NOW, THEREFORE, IT IS HEREBY RESOLVED:  that, effective immediately, Article IX, Section 1 of the Bylaws is deleted in its entirety and replaced with the following:
"Dividends upon the capital stock of the Corporation, subject to the provisions of the Amended and Restated Certificate of Incorporation, if any, may be declared by the board of directors, pursuant to law, only upon approval and declaration by the vote of directors specified below and compliance with the following procedures and notice requirements:  First, the directors, at any regular or special meeting, by the affirmative vote of at least 90% of directors then in office, shall adopt a resolution recommending the dividend (specifying the form and amount of the proposed dividend payable to holders of each class or series of stock); second, if such resolution recommending the proposed dividend is approved by the required vote, the dividend may be approved and declared by the directors at a second meeting (and not before such second meeting), held, on notice to all directors stating the purpose thereof, not earlier than 20 business days after the meeting at which the resolution recommending the dividend was passed, by the affirmative vote of at least 90% of directors then in office; provided, however, that a dividend may be declared without the need for such a second meeting if and only if such dividend is approved and declared by the affirmative vote of all the directors then in office at any regular or special meeting, pursuant to law.  Dividends may be paid in cash, in property or in shares of the capital stock, subject to the provisions of any statute, the Amended and Restated Certificate of Incorporation and these bylaws (including, without limitations, the foregoing procedures)."
A-1

RESOLVED FURTHER:  that, effective immediately, Article X of the Bylaws is deleted in its entirety and replaced with the following:
"In furtherance of and not in limitation of the powers conferred by statute, the board of directors of the Corporation from time to time may adopt, amend, alter, change or repeal the bylaws of the Corporation (a "bylaw amendment") only upon approval by the vote of directors specified below and compliance with the following procedures and notice requirements:  First, the directors, at any regular or special meeting, by the affirmative vote of at least 90% of directors then in office, shall adopt a resolution recommending such bylaw amendment (including the specific wording of the proposed bylaw amendment); second, if such resolution recommending the proposed bylaw amendment is approved by the required vote, the bylaw amendment may be approved by the directors at a second meeting (and not before such second meeting), held, on notice to all directors stating the purpose thereof, not earlier than 20 business days after the meeting at which the resolution recommending the bylaw amendment was passed, by the affirmative vote of at least 90% of directors then in office; provided, however, that a bylaw amendment may be approved by the directors without the need for such a second meeting if and only if such bylaw amendment is approved by the affirmative vote of all the directors then in office at any regular or special meeting; provided further, that any bylaws adopted, amended, altered, changed or repealed by the board of directors or the stockholders of the Corporation may be amended, altered, changed or repealed by the stockholders of the Corporation.  Notwithstanding any other provisions of the Amended and Restated Certificate of Incorporation of the Corporation or these bylaws (and notwithstanding the fact that a lesser percentage may be specified by law, the Amended and Restated Certificate of Incorporation or these bylaws), the affirmative vote of not less than a majority of the aggregate voting power of all outstanding shares of capital stock of the Corporation then entitled to vote generally in an election of directors, voting together as a single class, shall be required for the stockholders of the Corporation to amend, alter, change, repeal or adopt any bylaws of the Corporation."
RESOLVED FURTHER:  that, effective immediately, Article VIII of the Bylaws is deleted in its entirety and replaced with the following:
"The Court of Chancery of the State of Delaware (or, if and only if the Court of Chancery of the State of Delaware lacks subject matter jurisdiction, any state or federal court located within the State of Delaware) shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action or proceeding asserting a claim of breach of a fiduciary duty owed by any director, officer or stockholder of the Corporation to the Corporation or the Corporation's stockholders, (iii) any action or proceeding asserting a claim against the Corporation or any director or officer of the Corporation arising pursuant to, or seeking to enforce any right, obligation, or remedy under, any provision of the Delaware General Corporation Law, the Corporation's Amended and Restated Certificate of Incorporation, or these bylaws (as each may be amended from time to time), (iv) any action or proceeding to interpret, apply, enforce, or determine the validity of any provision or provisions of the Corporation's Amended and Restated Certificate of Incorporation or these bylaws (as each may be amended from time to time), or any amendment thereto or modification thereof, (v) any action or proceeding asserting a claim against the Corporation or any director or officer of the Corporation governed by the internal affairs doctrine, or (vi) any action or proceeding to determine the result of any vote or action by written consent of stockholders.  The board of directors may consent in writing to the selection of an alternative forum; provided, however, that any such consent shall require the affirmative vote of all the directors then in office."

A-2